Exhibit 10.30
AMENDMENT
TO
MERISEL, INC.
10% CONVERTIBLE NOTE, DUE AUGUST 31, 2015

THIS AMENDMENT, dated as of November 21, 2012 (this “Amendment”), amends that certain 10% Convertible Note, due August 31, 2015 (the “Note”), issued by MERISEL, INC., a Delaware corporation (the “Company”), on August 21, 2012 to SAINTS CAPITAL GRANITE, L.P., a Delaware limited partnership (the “Investor”), in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00)

W I T N E S S E T H

WHEREAS, the Company issued the Note to the Investor pursuant to that certain Note Purchase Agreement, dated as of August 20, 2012, by and between the Company and the Investor (the “Purchase Agreement”); and

WHEREAS, the Company desires and the Investor agrees to amend the Note on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.           Definitions.  Except as otherwise stated in this Amendment, capitalized terms defined in the Note and used in this Amendment without definition shall have the respective meanings assigned to them in the Purchase Agreement.

2.           Amendment to the Note.

a.      The definition of “Change of Control” set forth in Section 1 of the Note is hereby amended by deleting in their entirety the words “June 30, 2012” beginning on the seventh line of the first sentence and replacing such words with the words “November 21, 2012”.

b.      The first sentence of Section 5 of the Note is hereby amended and restated in its entirety to read as follows:

“All or any portion of the principal amount of this Note then outstanding together with any accrued and unpaid interest hereunder shall be convertible into shares of Common Stock at the Conversion Price, at the option of the Investor, at any time and from time to time from and after the end of the Restricted Period; provided, however, that each conversion of the principal amount then outstanding or any accrued and unpaid interest of this Note, shall be in an amount at least equal to the lesser of (i) one million dollars ($1,000,000) or (ii) the then outstanding principal amount of this Note and any accrued and unpaid interest hereunder.”

3.           References.  Any and all references to the Note in the Purchase Agreement shall be deemed to be the Note as amended hereby.  As used in the Note, the terms “Note,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the date of this Amendment, the Note as amended hereby.  The Note Purchase Agreement is hereby amended, modified or supplemented to the extent necessary so as to give effect to the provisions of this Amendment.

4.           Full Force and Effect.  As expressly modified by this Amendment, all of the terms and provisions of the Note shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof.  The agreements herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Note which has not been expressly amended or waived herein.

5.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one agreement.  Delivery of an executed signature page of this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow.]

In WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the first above written date.

MERISEL, INC.

By: /s/ Donald R. Uzzi
Name:	Donald R. Uzzi
Title:	Chairman

SAINTS CAPITAL GRANITE, L.P.

By: Saints Capital Granite, LLC, a Delaware limited liability company, its general partner

By: /s/ Kenneth Sawyer
Name:	Kenneth Sawyer
Title:	Managing Member